Agreement

This  Agreement  is  made  on  the  date  of  January  23,  2003.
                                              -------------------

BETWEEN:
(1) Lung Hwa Electronics Co., Ltd. (hereafter referred to as LHE) a Taiwan Corporation having its office and principal place of business at 3F, NO. 248, Sec. 3, Pei Shiang Rd., Shen Keng, Taipei Hsien, Taiwan, ROC.

(2) I/OMAGIC CORPORATION (hereafter referred to as IOMC), a California based US company, having its office and principal place of business at 1300 E. Wakeham Avenue, Santa Ana, CA 92705 USA.

WHEREAS:
IOMC had the desires to let LHE purchase the assigned products for them as International Purchasing Office (hereafter referred to as IPO) business.

NOW, THEREFORE, in consideration of the mutual covenants and Agreements herein contained, the parties hereto agree as follow:

1.     Business  Model
       ---------------
IOMC instructs LHE to purchase consumer/computer products from its designated suppliers for IOMC in the territory of the northern America.

2.     Purchase  Order
       ---------------
IOMC  shall  issue  purchase  orders  to  LHE during the term of this Agreement.

3.     Price  Transparency:  LHE  shall  not  renegotiate  the  price  on IOMC's
       --------------------
purchase order to LHE for products to be purchased with the designated suppliers, unless the supplier and LHE offer IOMC the same reduction in price for such products. LHE agrees to provide and execute a Tri-Party Agreement to be negotiated and entered into between IOMC, LHE and each supplier that IOMC instructs LHE to purchase products from. LHE agrees that the Tri-Party Agreement shall include, but not be limited to, LHE's agreement that LHE shall not renegotiate prices with the supplier.

4.     Handling  Charge  as  Being  IPO
       --------------------------------
LHE shall charge 5% handling charge based on the supplier's unit price. If IOMC reaches an average running monthly purchasing volume of $750,000 per month, LHE shall reduce the handling charge by 2% as a volume discount to IOMC. LHE shall credit any volume discounts on handling charges to IOMC by issuing a credit note based on the invoices.

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5.     Credit  Line
       ------------
US$10  million

6.     Payment:
       -------
(a)     Net  120  days
Payment should be made at the 121st days counted from the date invoice issued Wire transfer to below banking account (hereinafter referred to as "Bank")
(b)     Bank  information
        Bank:  CHANG  HWA  COMMERCIAL  BANK,  LTD.  PEI  HSIN  BRANCH
        Account  name:  LUNG  HWA  ELECTRONICS  CO.,  LTD.
        Account  No.  5623-22-06271-500
        SWIFT  CODE:  CCBCTWTP562
(c)  Interest shall accrue on any past due accounts at a rate of 0.5% per month.

7.     Deposit  in  Security
       ---------------------
The deposit in security would be the amount of USD one million five hundred ($1,500,000). IOMC shall wire transfer to LHE after both parties sign the Agreement. The amount of USD $250,000 shall be wired by IOMC every week for (7) sequential weeks after the Agreement is signed, except the one week of February 1, 2003, for a total of six (6) payments. The deposit in security will be pledged in LHE for 6 months and after 6 months the half of it would be returned to IOMC. At any time, IOMC shall have the right to offset any monies owed to LHE with such security deposit.

8.     Cancellation
       ------------
If IOMC cancels the Purchase Order, the cancellation penalty would depend on the supplier's request stated on quotation or contract.

9.     Returns
       -------
IOMC shall return nonconforming or defective products directly to the supplier. LHE agrees to issue IOMC a credit for the 3% or 5% handling charge on the

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returned  products  in the event that the supplier issues a return credit to LHE for IOMC returned products. Returns to suppliers will be negotiated and handled pursuant to a Tri-Party Agreement executed by LHE, IOMC, and supplier.

10.  Shipment
     --------
IOMC  indicates  the  shipping  way  on  Purchase  Order

11.     Non-Competition
        ---------------
During the term of, or any extension of the term of, this Agreement, LHE shall no export, market, design, manufacture or sell any products similar to, or which either alone in conjunction with some other goods, perform as or which might otherwise compete with IOMC in the Northern of America.

12.     Duration
        --------
This Agreement shall remain valid for 1 year from the signing of this Agreement onwards. In the end of the term of this Agreement if either party would like to terminate the Agreement the terminating party shall provide the other party with at least 30 days written notice of termination. Otherwise, the Agreement will be continuously valid without signing a new Agreement.

13.     Monthly  Statements
        -------------------
     LHE shall fax a statement indicating all open items to IOMC within 15 days after the end of each month.

13.     Applicable  Law
        ---------------
This Agreement shall be subject to the laws of California and each party hereby submits to the exclusive jurisdiction of the courts in Orange County, California and irrevocably waives any rights it may have to bring proceedings in any other jurisdiction (including without limitation on the grounds of inconvenient forum.)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives on the date and year first above written.


I/OMAGIC CORPORATION                      Lung Hwa Electronics INC.


Signature:  /s/ Tony Shahbaz              Signature: /s/ Peter Pai  Jan 24/2003

Name:  Tony Shahbaz                       Name:  Peter Pai

Designation:  CEO                         Designation:  CEO